SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item  1-6.       Not  Applicable.

Item  7.         Financial  Statements,  Pro  Forma  Financial  Information and
Exhibits

(  c  )          The  following  exhibits  are  filed  with  this  Report:

Exhibit  No.     Description
------------     -----------

EXHIBIT 99.1 Earnings Release issued by Pathfinder Bancorp, Inc. on July 28, 2004, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Item  8.         Not  Applicable.

Item  9.         Regulation  FD

The following information is furnished under this Item 9 in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On July 28, 2004, the Company announced its earnings for the second quarter of the 2004 fiscal year. A copy of the press release dated July 28, 2004, describing the second quarter earnings is attached as Exhibit 99.1. Item 10-11. Not Applicable. Item 12. Disclosure of Results of Operations and Financial Condition

See  Item  9  per  SEC  Release  33-8216,  March  27,  2003.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                PATHFINDER  BANCORP,  INC.


Date:  July  28,  2004          By:  /s/  Thomas  W.  Schneider

                                -------------------------------------
                                Thomas  W.  Schneider
                                President  and  Chief  Executive
                                Officer


                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99.1      Press  Release  dated  July  28,  2004

                                  EXHIBIT 99.1


FOR  IMMEDIATE  RELEASE

CONTACT:     Thomas  W.  Schneider  -  President,  CEO
             James  A.  Dowd  -  Vice  President,  CFO
             Telephone:  (315)  343-0057


           PATHFINDER BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Oswego, New York, July 28, 2004 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $434,000, or $0.18 per share, for the three months ended June 30, 2004 as compared to $517,000, or $0.21 per share for the same period in 2003. For the six months ended June 30, 2004, the Company reported net income of $757,000, or $0.31 per share, compared to $1.0 million, or $0.42 per share, for the same period in 2003.

"The Company has achieved strong deposit growth of $27 million, or 13%, during the first half of 2004, primarily in checking and municipal accounts," according to Thomas W. Schneider, President and Chief Executive Officer. "Loan growth has been more muted as the local economy continues to lag national growth. The margin compression the Company experienced in the first quarter has stabilized as asset repricing has equalized," continued Schneider. "The reduction in earnings compared to the prior year quarter resulted from higher securities gains in 2003."

Net interest income for the quarter ended June 30, 2004 decreased slightly when compared to the same period during 2003. Interest income decreased $195,000, or 5%, partially offset by a decrease in interest expense of $136,000, or 9%. Net interest rate spread decreased to 3.22% for the second quarter of 2004 from 3.60% for the same period in 2003. Average interest-earning assets increased 9% to $276.7 million in the quarter ended June 30, 2004 as compared to $253.0 million in the quarter ended June 30, 2003, while the yield on those assets decreased 80 basis points to 5.36% compared to 6.16% for the same period in 2003. The increase in average earning assets is primarily attributable to a $16.4 million increase in investment securities and a $6.5 million increase in interest-earning deposits. Average interest-bearing liabilities increased $20.9 million, while the cost of funds decreased 41 basis points to 2.15% from 2.56% for the same period in 2003. The increase in the average balance of interest-bearing liabilities resulted primarily from a $24.2 million, or 13%, growth in average deposits. The growth in deposits primarily resulted from attracting new municipal deposit customers.

Provision for loan losses for the quarter ended June 30, 2004 decreased 59% to $107,000 from $260,000 for the same period in 2003. The Company's ratio of allowance for loan losses to period end loans has increased to 0.99% at June 30, 2004 from 0.91% at December 31, 2003. Nonperforming loans to period end loans remained fairly steady at 1.62% at June 30, 2004, compared to 1.59% at December 31, 2003.

Non-interest income, net of gains and losses from the sale of securities, loans and foreclosed real estate, decreased slightly to $481,000 for the quarter ended June 30, 2004 compared to $483,000 for the same period in the prior year. The decrease in non-interest income is primarily attributable to an $11,000 increase in service charges on deposit accounts, and a $5,000 increase in bank owned life insurance, offset by an $18,000 decrease in other charges, commissions and fees. Net gains and losses from the sale of securities, loans and foreclosed real estate decreased $240,000 to $251,000 for the quarter ended June 30, 2004 compared to $491,000 for the same period in the prior year.

Operating expenses remained consistent at $2.3 million for the quarter ended June 30, 2004 and June 30, 2003. During the second quarter of 2004, salary and employee benefits, building occupancy expenses and data processing expenses increased $97,000, $8,000 and $11,000, respectively. These increases were offset by a $12,000 decrease in professional and other services and a $116,000 decrease in other operating expenses. The increase in salaries and employee benefits was primarily due to the salaries and benefits associated with an increase in personnel and an increase in employee benefit costs. The decrease in professional and other services and other operating expenses primarily resulted from operating costs associated with a foreclosed real estate property not recurring in 2004 as the property was sold during 2003, and expenses relating to personnel realignment in 2003, not recurring in 2004.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                                          PATHFINDER BANCORP, INC.
                                            FINANCIAL HIGHLIGHTS
                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                            For the three months         For the six months
                                                               ended June 30,               ended June 30,
                                                                (Unaudited)                  (Unaudited)
-------------------------------------------------------------------------------------------------------------
                                                              2004          2003          2004          2003
-------------------------------------------------------------------------------------------------------------

CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $       3,682   $     3,877   $    7,243   $    7,878
Interest expense . . . . . . . . . . . . . . . . . .          1,396         1,532        2,753        3,132
-------------------------------------------------------------------------------------------------------------
Net interest income. . . . . . . . . . . . . . . . .          2,286         2,345        4,490        4,746
Provision for loan losses. . . . . . . . . . . . . .            107           260          295          366
-------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses.          2,179         2,085        4,195        4,380
Other income . . . . . . . . . . . . . . . . . . . .            732           974        1,410        1,538
Other expense. . . . . . . . . . . . . . . . . . . .          2,327         2,340        4,577        4,541
-------------------------------------------------------------------------------------------------------------
Income before taxes. . . . . . . . . . . . . . . . .            584           719        1,028        1,377
Provision for income taxes . . . . . . . . . . . . .            150           203          271          367
-------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . .  $         434   $       516   $      757   $    1,010
=============================================================================================================


KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .           0.57%         0.75%        0.51%        0.74%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .           0.64%         0.83%        0.58%        0.82%
Return on average equity . . . . . . . . . . . . . .           8.19%         9.70%        6.98%        9.43%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .           9.20%        10.69%        7.99%       10.42%
Net interest margin (tax equivalent) . . . . . . . .           3.34%         3.75%        3.39%        3.85%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .      2,436,878     2,416,888    2,430,468    2,431,556
Basic earnings per share . . . . . . . . . . . . . .  $        0.18   $      0.21   $     0.31   $     0.42
Diluted earnings per share . . . . . . . . . . . . .           0.18          0.21         0.31         0.41
  CASH EARNINGS PER SHARE - BASIC* . . . . . . . . .           0.20          0.24         0.36         0.46
Cash dividends per share . . . . . . . . . . . . . .           0.10          0.10         0.20         0.20
Book value per share . . . . . . . . . . . . . . . .              -             -         8.60         8.84

                                                         (Unaudited). (Unaudited)  (Unaudited)
                                                          June 30,.   December 31,    June 30,      June 30,
                                                           2004           2003         2003           2002
------------------------------------------------------------------------------------------------------------

SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $     299,875   $   277,940   $  283,128   $  258,123
Earning assets . . . . . . . . . . . . . . . . . . .        271,247       254,755      258,761      237,112
Total loans. . . . . . . . . . . . . . . . . . . . .        186,210       188,717      184,641      176,150
Deposits . . . . . . . . . . . . . . . . . . . . . .        233,853       206,894      204,523      177,346
Borrowed Funds . . . . . . . . . . . . . . . . . . .         36,360        40,960       48,160       49,441
Trust Preferred Debt . . . . . . . . . . . . . . . .          5,155         5,000        5,000        5,000
Shareholders' equity . . . . . . . . . . . . . . . .         21,049        21,785       21,488       23,076

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans .           0.18%         0.19%        0.33%        0.64%
Allowance for loan losses to period end loans. . . .           0.99%         0.91%        0.86%        1.25%
Allowance for loan losses to nonperforming loans . .          60.88%        57.32%      124.37%       61.15%
Nonperforming loans to period end loans. . . . . . .           1.62%         1.59%        0.69%        2.01%
Nonperforming assets to total assets . . . . . . . .           1.11%         1.15%        1.01%        1.54%

     * Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:

                                         For the three months        For the six months
                                             ended June 30,             ended June 30,
                                              2004      2003           2004       2003
---------------------------------------------------------------------------------------


    Net  Income. . . . . . . . . . . . . . .  $434      $516          $757      $1,010
    Add back (net of tax effect):
        Amortization of intangibles             34        34            67          67
        Stock-based compensation. .             20        18            43          36
---------------------------------------------------------------------------------------
    Cash earnings. . . . . . . . . . . . . .  $488      $568          $867      $1,113
=======================================================================================
